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Exhibit 10.324

CONFIDENTIAL	REDACTED VERSION

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

HIV PROBE LICENSE AND OPTION AGREEMENT—EUROPEAN UNION
between

CHIRON CORPORATION

F. HOFFMAN-LA ROCHE LTD.

and

ROCHE MOLECULAR SYSTEMS, INC.

HIV PROBE LICENSE AND OPTION AGREEMENT—EUROPEAN UNION

TABLE OF CONTENTS

		Page
RECITALS		1
ARTICLE 1	DEFINITIONS	1
ARTICLE 2	LICENSE GRANTS	8
ARTICLE 3	PAYMENTS, ROYALTIES	10
ARTICLE 4	RECORDS AND REPORTS	10
ARTICLE 5	OTHER ACTIONS	11
ARTICLE 6	REPRESENTATIONS AND WARRANTIES	12
ARTICLE 7	TERM AND TERMINATION	14
ARTICLE 8	CONFIDENTIALITY	16
ARTICLE 9	INDEMNITY	17
ARTICLE 10	ALTERNATIVE DISPUTE RESOLUTION	18
ARTICLE 11	MISCELLANEOUS	18
ARTICLE 12	FIELD RESTRICTIONS AND OTHER COVENANTS	21
ARTICLE 13	INFRINGEMENT BY THIRD PARTIES	24
ARTICLE 14	EUROPEAN COMMUNITY PROVISIONS	25
EXHIBIT A:	COMPENSATION TO CHIRON
EXHIBIT B:	CHIRON PATENT LIST
EXHIBIT C:	ROCHE PATENT LIST
EXHIBIT D:	CHIRON LICENSED PRODUCTS & UNIT SIZES
EXHIBIT E:	FORM OF REPORT
EXHIBIT F:	EXISTING LICENSES

HIV PROBE LICENSE AND OPTION AGREEMENT—EUROPEAN UNION

        This agreement (hereinafter "Agreement") is made by and between CHIRON CORPORATION, a Delaware corporation, of 4560 Horton Street, Emeryville, California 94608 (hereinafter referred to as "CHIRON"), F. HOFFMANN-LA ROCHE LTD., a Swiss corporation, of Grenzacherstrasse 124, Basel, Switzerland (hereinafter referred to as "ROCHE PARENT"), and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation, of 1145 Atlantic Avenue, Suite 100, Alameda, California 94501 (hereinafter referred to as "RMS" and collectively with ROCHE PARENT, "ROCHE").

BACKGROUND

        WHEREAS, CHIRON and ROCHE currently own or control certain patent rights relating to the human immunodeficiency virus ("HIV"), as defined below.

        WHEREAS, CHIRON and ROCHE entered into that certain Settlement Agreement dated October, 20 2000 (the "Settlement Agreement") pertaining to the settlement of the certain litigation matters described therein.

        WHEREAS, in consideration of and subject to the execution and delivery of the Settlement Agreement, CHIRON granted licenses to ROCHE under certain patent rights relating to HIV for use in assays for the detection of nucleic acid sequences for use in in vitro diagnostics (excluding use in Blood Screening, as defined below, but without limiting the effect of the Blood Screening Agreements, as defined below, or the provisions of Section 12 of this Agreement), all on the terms and conditions set forth in the HIV Probe License and Option Agreement dated as of October 10, 2000, as amended from time to time (the "Original License Agreement").

        WHEREAS, in consideration of and subject to the execution and delivery of the Settlement Agreement, ROCHE granted to CHIRON an option to license certain patent rights relating to HIV for use in assays for the detection of nucleic acid sequences for use in Blood Screening and the Transplantation Field (as defined below), all on the terms and conditions set forth in the Original License Agreement.

        WHEREAS, the parties wish to amend the Original License Agreement by entering into a separate license and option agreement containing certain terms and conditions mutually agreed upon by the parties for the region of the European Union, all on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the above provisions and the mutual covenants contained herein, CHIRON and ROCHE hereby agree as follows:

ARTICLE 1
DEFINITIONS

        In this Agreement the following words and phrases shall have the following meanings:

        1.1   "ADR" means Alternative Dispute Resolution in accordance with Article 10.

        1.2   "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any entity, means: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities or by contract or otherwise; or (b) the ownership of at least fifty percent (50%) of the voting securities of that entity. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of CHIRON, Novartis AG or any Affiliate of Novartis AG, unless Novartis shall have acquired direct control of a majority of the Board of Directors of CHIRON. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of ROCHE, Genentech Inc. or any Affiliate of Genentech Inc., nor Chugai Pharmaceutical Co., Ltd. or any Affiliate of Chugai Pharmaceutical Co., Ltd.

        1.3   "Authorized Distributor" means a bona fide, unaffiliated distributor, but excluding any entity which is a Major IVD Manufacturer (as defined below) that is not licensed in the Field (as defined below) under one or more of the CHIRON Licensed Patents (as defined below) or is affiliated with, or directly or indirectly controlled by, such a Major IVD Manufacturer, except to the extent that such unlicensed Major IVD Manufacturer or its Affiliates distributes CHIRON Licensed Product for ROCHE or its Affiliates on a local country basis and in the same manner in which it distributes other diagnostic products for ROCHE or its Affiliates and ROCHE and its Affiliates are not otherwise selling CHIRON Licensed Products in such country.

        1.4   "Average Unit Price" or "AUP" means with respect to CHIRON Licensed Products sold by ROCHE or its Affiliates from and including the first day of the Calendar Quarter commencing immediately prior to the Effective Date, with respect to a Calendar Quarter (as defined below), Net Sales of such future CHIRON Licensed Product by ROCHE or its Affiliates calculated on a per Unit basis, in each country within the Region, on a product-by-product basis, using customary and reasonable methodologies for determining average unit pricing generally consistent with the definition herein of Net Sales, during the preceding two (2) Calendar Quarters.

        1.5   "Bayer Cross License" means the Cross-License Agreement by and between Chiron Diagnostics Corporation and CHIRON dated November 30, 1998, as amended from time to time.

        1.6   "Blood Screening" means the commercial use of products that detect nucleic acid sequences(s) for: (a) the screening of blood, plasma or blood components intended for transfusion or for use in blood products (e.g., without limitation, immunoglobulins); or (b) confirmatory or supplemental testing of the same samples otherwise screened for purposes described in Section 1.6(a).

        1.7   "Blood Screening Agreements" means the Blood Screening HIV Probe License Agreement—European Union by and between CHIRON and ROCHE dated as of the Effective Date and the Blood Screening HIV Probe License Agreement by and between CHIRON and ROCHE dated as of January 1, 2001, each as amended from time to time.

        1.8   "Blood Screening End User" means an entity that purchases CHIRON Licensed Products, whether from ROCHE, its Affiliates, its Authorized Distributors, or End Users (including, without limitation, Cross Sellers), for the primary purpose of Blood Screening, but expressly excluding any entity that purchases such products for the primary purpose of Plasma Fractionation (as such term is defined in the Blood Screening Agreements).

        1.9   "Calendar Quarter" means the three (3) month period beginning January 1, April 1, July 1 or October 1, provided that the Calendar Quarter and Calendar Year (as defined below) shall be consistent with ROCHE financial reporting practices.

        1.10 "Calendar Year" means January 1 through December 31.

        1.11 "CHIRON Future HIV Sequence Patent Rights" means any and all Valid Claims Directed to HIV of United States and foreign patents and patent applications: (a) which are based upon inventions conceived or rights acquired [***] (as defined below); (b) which claim HIV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (c) which are owned by, licensed to or otherwise controlled by CHIRON or its Affiliates, with rights to license or sublicense; and (d) with respect to which CHIRON has the right to grant the option provided for in Section 2.5 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

        1.12 "CHIRON Licensed Patents" means Valid Claims Directed to HIV which cover the manufacture, use, sale, offer for sale or importation of a Product that are contained within any of the following: (a) the patents and applications identified in Exhibit B and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by CHIRON or its Affiliates on or before the Effective Date.

        1.13 "CHIRON Licensed Products" means current and future Products which are used by or sold under circumstances and in jurisdictions, such that in the absence of the licenses granted under Sections 2.1 and 2.3, such use or sale would constitute an infringement of a Valid Claim of the CHIRON Licensed Patents, including without limitation the Products identified in Exhibit D, as modified from time to time by mutual agreement of the parties or as determined in accordance with Section 5.2.

        1.14 "Cross Sales" or "Cross Selling" shall have the meaning specified in Section 12.3.

        1.15 "Cross Seller" means an End User that is engaged in Cross Selling.

        1.16 "Directed to HIV" means that the claim or technology in question is directed to methods, compositions, reagents or kits specifically for use in nucleic acid-based diagnostic assays for the detection of HIV nucleic acid sequence(s), or specifically for use in the manufacture of any compositions or reagents for use in, or manufacture of nucleic acid-based diagnostic assays for detection of HIV nucleic acid sequence(s) (excluding, for example, PCR claims and technology and other methods for detection of nucleic acid sequence(s) generally which involve nucleic acid amplification). The terminology "specifically for use" as used in this Section 1.16, is intended to exclude inventions suitable for use with viruses or analytes other than HIV (including by way of example and not by way of limitation, inventions relating to PCR, or assay formats, improved expression systems, detectable labels, instrumentation, packaging and the like), which shall not be considered "specifically for use" in HIV detection as contemplated by this Section 1.16 and shall therefore not be considered as "Directed to HIV" hereunder.

        1.17 "Earned Royalty" shall have the meaning specified in Paragraph 1 of Exhibit A.

        1.18 "Effective Date" means [***].

        1.19 "Eligible Third Party License" means a license agreement in the Field entered into by CHIRON or Bayer or their respective Affiliates with a Licensed Third Party (as defined below) after the Effective Date and includes any material amendment made after the Effective Date to a license existing on the Effective Date, other than the Bayer Cross License, which: (a) grants such Licensed Third Party the license under one or more of the CHIRON Licensed Patents to make, have made, use, import, offer for sale or sell Product which ROCHE is licensed to make, have made, use, import, offer for sale or sell under this Agreement; and (b) imposes payment obligations which would have the effect of providing more favorable license payment terms to such Licensed Third Party than the terms to ROCHE under this Agreement.

        1.20 "End User" means a person or entity who is a final purchaser of a Product, and whose use of a Product results in the Product's consumption, operation, destruction or loss of activity.

        1.21 "Field" means the commercial use of human in vitro diagnostic products that detect nucleic acid sequences of HIV. Without prejudice to the provisions herein related to use outside of the Field, expressly excluded from the Field are: (a) products in Blood Screening; and (b) products specifically labeled or promoted for use in the Transplantation Field (as defined below).

        1.22 "Foundational Patents" means the CHIRON Licensed Patents identified in Exhibit B which are stated therein to be Foundational Patents.

        1.23 "HIV" means any viral isolate of the human immunodeficiency virus classified as HIV by the International Committee on the Taxonomy of Viruses (or any body that replaces such Committee) or any subtype of such isolate and further includes any isolate that is at least forty percent (40%) homologous to any such Isolate and of the same genomic type and substantially the same genomic organization, any isolate that has a genome that either hybridizes to or Is substantially Identical to any such isolate or its compliment, and any defective or modified form of any of the above isolates.

        1.24 "HIV Qualitative Assay" means a Product which: (a) is an assay; (b) detects or measures the presence of HIV in an analyzed sample; (c) does not determine the quantity of HIV in the analyzed sample; and (d) is not by itself, through a single use, capable of being used as an HIV Genotyping Assay or an HIV Resistance Assay (as each is defined herein).

        1.25 "HIV Quantitative Assay," means a Product which: (a) is an assay; (b) measures the presence of HIV in an analyzed sample; (c) does determine the quantity of HIV in the analyzed sample; and (d) is not by itself, through a single use, capable of being used as an HIV Genotyping Assay or an HIV Resistance Assay.

        1.26 "HIV Genotyping Assay" means a Product which is an assay or method (e.g., sequencing) that is labeled or promoted as being useful through a single use to determine and differentiate individual genotypes of an HIV virus that are present in an analyzed.

        1.27 "HIV Resistance Assay" means a Product which is an assay or method (e.g., sequencing) that is labeled or promoted as being useful to detect through a single use the specific drug resistance mutation(s) present in the HIV virus in an analyzed sample.

        1.28 "HIV Taqman Qualitative/Quantitative Assay" means a Product which: (a) is an assay; (b) detects and measures the presence of HIV in an analyzed sample by utilization of ROCHE's proprietary 5' nuclease detection method; (c) does determine the quantity of HIV in an analyzed same; and (d) is not by itself, through a single use capable of being used as only an HIV Qualitative Assay, HIV Classification Assay, HIV Genotyping Assay or HIV Resistance Assay.

        1.29 "Infringing Third Party Sales" means sales by a Major IVD Manufacturer of Products: (a) which infringe one or more of the CHIRON Licensed Patents; or (b) as to which a license under one or more of the CHIRON Licensed Patents has been granted, but as to which the licensee is not paying royalties thereunder.

        1.30 "Licensed Patents" means the CHIRON Licensed Patents and the ROCHE Optioned Patents.

        1.31 "Licensed Third Party" means an unaffiliated third party to whom CHIRON or Bayer or their respective Affiliates grants a license or a covenant not to sue after the Effective Date, under which license or covenant not to sue such third party is allowed to make, have made, use, import, offer for sale or sell any Product, directly or indirectly, under one or more of the CHIRON Licensed Patents. Expressly excluded from Licensed Third Party are: (a) any Affiliate of CHIRON; (b) Bayer or any of its Affiliates (to the extent operating under the Bayer Cross License); or (c) any entity which receives a judicially, or other governmental agency, imposed license or freedom from suit under any one or more of the CHIRON Licensed Patents and does not otherwise have a Voluntary License (as defined below).

        1.32 "Major IVD Manufacturer" means a commercial entity (and its Affiliates) that manufactures, sells and engages in other commercial activities with respect to in vitro diagnostic products, and has a significant marketing presence in the Region. Major IVD Manufacturers include Abbott, Bayer, Johnson & Johnson, Pasteur, Sanofi, Dade Behring, Organon Teknika, Becton Dickinson, bioMerieux, BioRad, Fujirebio, Beckman Coulter, Visible Genetics, Innogenetics and PE Corporation and each of their successors and assigns and any other entity which commands in the future at least an equivalent presence as measured by total product sales as do any of the foregoing entities as of the Effective Date in the Region.

        1.33 "Minimum Royalty" and "Minimum Royalty Amount" shall have the meanings specified in Paragraph 2 of Exhibit A.

        1.34 "Net Sales" means the amount billed or invoiced for CHIRON Licensed Products sold by ROCHE or its Affiliates in the Region, less:

          (a)   Discounts actually allowed and taken;

          (b)   Amounts repaid or credited by reason of rejection or return;

          (c)   To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, transportation or insurance charges;

          (d)   The reasonable value of the instrument, instrument financing, consumables other than the CHIRON Licensed Products in question (including without limitation sample preparation) and service components of an operating or capital lease for instrumentation on which the CHIRON Licensed Products are used (collectively, "Associated Goods and Equipment"), for which the charges are included in the price of the CHIRON Licensed Products purchased, provided that the methods for determining such value shall be proposed by ROCHE and subject to CHIRON's written consent, not to be unreasonably withheld;

          (e)   Charges for freight, handling and transportation paid by the selling entity; and

          (f)    Sales, use and value-added taxes and other similar taxes incurred and separately stated on invoices.

        (1)   Net Sales shall include all sales to non-Affiliate third parties, including sales to Authorized Distributors in countries in the Region where, due to regulatory constraints and/or market practice, substantially all sales of the relevant CHIRON Licensed Product are made through distributors, provided that ROCHE shall use reasonable efforts in connection with sales to such Authorized Distributors to comply with clause (A) immediately below. With respect to sales to all other Authorized Distributors within the Region, if Net Sales are based on the transfer price to the Authorized Distributor rather than End User sales, either: (A) Net Sales on which royalties shall be calculated shall be deemed to be not less than the higher of the average selling price for the applicable Product in the applicable country within the Region; or (B) the parties shall adopt another mechanism for preserving for CHIRON the same economics as if such sales had been made to the End User by ROCHE or its Affiliate rather than the Authorized Distributor. Any such mechanism shall be proposed by ROCHE and shall be subject to CHIRON's prior written consent, which shall not be unreasonably withheld. CHIRON shall not withhold its consent to a proposal by ROCHE to calculate Net Sales at [***] of the transfer price to an Authorized Distributor or such lesser percentage as reflects reasonably the distributor mark-ups prevailing generally in the relevant country.

        (2)   For clarity of understanding, Net Sales shall not include any CHIRON Licensed Product furnished to third parties for which no payment is received, such as, experimental, test market, promotional or other free goods. On the other hand, Net Sales shall include any CHIRON Licensed Product furnished in return for payment, whether or not such CHIRON Licensed Product is for commercial, research or other use. For clarity of understanding, per Unit Minimum Royalties shall apply to each CHIRON Licensed Product Shipped to a customer for any purpose, except for CHIRON Licensed Products Shipped to third parties at no charge for: (A) use in ROCHE's preclinical or clinical trials in the Field or the Transplantation Field; (B) testing, quality control or evaluation purposes; or (C) replacement of rejected or defective goods. Without limiting the foregoing, CHIRON Licensed Products furnished to third parties at price discounts, including, without limitation, free goods furnished as part of sales promotions, shall be subject to Minimum Royalties.

        (3)   A sale shall be deemed to have been made and Earned Royalties or Minimum Royalties incurred (except as specifically set forth in Section 1.34(2) and this Section 1.34(3)) when the CHIRON Licensed Product is consumed, invoiced or shipped by ROCHE or its Affiliates to a non-Affiliate third party ("Shipped"); provided that where an invoice is issued, the obligations to pay Earned Royalties and Minimum Royalties hereunder shall arise on the invoice date. Sales to or between Affiliates shall not be included in Net Sales or Minimum Royalties until ROCHE or its Affiliate consumes the CHIRON Licensed Product in providing a commercial service for a non-Affiliate third party or Ships the CHIRON Licensed Product to a non-Affiliate third party. Notwithstanding the anything in this Section 1.34, Passive Sales shall be deemed to have been made and the associated royalties shall be deemed to have been incurred and shall be paid in the manner set forth in the Blood Screening Agreements, including without limitation Section 4.1 thereof, and shall be dealt with by the parties consistently with the parties' dealings under the Blood Screening Agreements.

        (4)   In the event that a CHIRON Licensed Product subject to royalties hereunder is sold in combination with another Product or assay, other than the Associated Goods and Equipment covered by Clause (d) above, for a single price (a "Combination Product"), Net Sales from sales of a Combination Product, for purposes of calculating royalties due under this Agreement, shall be calculated by multiplying the Net Sales of that Combination Product by the fraction A/(A+B), where A is the AUP in the country of sale, during the applicable reporting period, of the CHIRON Licensed Product subject to royalties hereunder if sold separately in the country of sale, and B is the AUP in the country of sale, during the applicable reporting period, of the other Product(s) or assays sold separately in the country of sale. In the event that no such separate sales are made, Net Sales, for purposes of determining royalty payments on such Combination Products, shall be a reasonable apportionment of the gross amount invoiced therefor based upon the relative contribution of the CHIRON Licensed Product subject to royalties hereunder to the price of the Combination Product. Such apportionment for Combination Products currently or previously sold shall be a reasonable apportionment of the gross amount invoiced therefor based upon the relative contribution of the CHIRON Licensed Product subject to royalties hereunder to the price of the Combination Product. Such apportionment shall be determined by ROCHE based upon its past practice and experience subject to CHIRON's written consent, not to be unreasonably withheld. The apportionment of future Combination Products will be handled in this same fashion prior to the first Unit Shipped or consumed by ROCHE or an Affiliate in providing a commercial service, or resolved in accordance with Section 5.2. Notwithstanding the above, if a CHIRON Licensed Product is an assay that is capable in a single use of being used in more than one fashion (e.g., as both an HIV Quantitative Assay and as an HIV Qualitative Assay), such CHIRON Licensed Product is not a Combination Product solely for that reason, but shall be treated for purposes of calculating Minimum Royalties in the same fashion as the HIV Taqman Qualitative/Quantitative Assay, as set forth in Exhibit A.

        (5)   In the event a sale of a CHIRON Licensed Product is conditioned upon the payment of an initial licensing fee, access fee or other required fee the payment of which is a prerequisite to the Shipment, consumption or use of a CHIRON Licensed Product, Net Sales, for the purpose of determining royalty payments on such CHIRON Licensed Product, shall include a reasonable apportionment of the amount invoiced for such fee, based upon the relative value of the intellectual property contained within the CHIRON Licensed Product subject to royalties hereunder to the intellectual property contained within the other product or service components Shipped, licensed, consumed or used. Such apportionment shall be determined by ROCHE based upon its past practice and experience subject to CHIRON's written consent, not to be unreasonably withheld, and Net Sales shall not include any portion of a licensing fee, access fee or other required fee reasonably allocated with specificity to the access, license or use of the ROCHE PCR patents.

        (6)   In the event that ROCHE or its Affiliates perform assays for commercial purposes utilizing CHIRON Licensed Products, Net Sales means the invoiced amount for the patient result provided as a result of performance of such assays, less a reasonable deduction for the value of the services and or other products provided therewith, less the applicable deductions pursuant to this Section 1.34. The allocation of value to services or other products provided shall be determined by ROCHE based upon its past practice and experience, and shall be subject to CHIRON's prior written consent, which shall not be unreasonably withheld.

        (7)   Notwithstanding anything to the contrary in this Agreement, Passive Sales by ROCHE or an Affiliate of ROCHE shall be deemed to have made and the associated royalties shall be deemed to have been incurred and shall be reported and paid in the manner set forth in the Blood Screening Agreements, including without limitation Section 4.1 thereof and any "alternative methodology" agreed to by the parties thereunder, and shall be dealt with by the parties consistently with the parties' dealings under the Blood Screening Agreements. The calculation of amounts due from Roche to Chiron on such Passive Sales shall be made in accordance with paragraph 2(b) of Exhibit A.

        (8)   In the case of sales by ROCHE or an Affiliate of CHIRON Licensed Products to an End User which Cross Sells such products outside the Field, (i) Section 1.34(3) shall apply to the initial sale to such End User, and (ii) the royalty earned on such initial sale shall be credited against any amounts owing under paragraphs 2(b) and (c) of Exhibit A. Notwithstanding anything to the contrary in this Agreement, Cross Sales by an End User shall be deemed to have been made when, and the associated royalties shall be deemed to have been incurred and shall be reported and paid, in the manner set forth in the Blood Screening Agreements, including without limitation Section 4.1 thereof and any "alternative methodology" agreed to by the parties thereunder, and shall be dealt with by the parties consistently with the parties' dealings under the Blood Screening Agreements. The calculation of amounts due from Roche to Chiron on such Cross Sales shall be made in accordance with Section 12.3 and paragraph 2(b) of Exhibit A.

        1.35 "Passive Sales" or "Passive Selling" means [***].

        1.36 "PCR" means polymerase chain reaction technology.

        1.37 "Product(s)" means reagents, compositions or kits suitable for use in the Field or the Transplantation Field.

        1.38 "Product Category" has the meaning set forth in Paragraph 4 of Exhibit A.

        1.39 "Region" shall mean, with respect to any Calendar Quarter, all member states whose accession to the European Union has become effective as of the first day of each such Calendar Quarter.

        1.40 "Registration" means a filing with respect to the commercial sale of the CHIRON Licensed Products made with any governmental or regulatory body or other body having authority over the commercial sale of the CHIRON Licensed Products, made [***] of this Agreement in any country located within, or covering all of the countries within, the Region including, without limitation, applications for registration under the CE mark.

        1.41 "ROCHE Future HIV Sequence Patent Rights" means any and all Valid Claims Directed to HIV of United States and foreign patents and patent applications: (a) which are based upon inventions conceived or rights acquired [***]; (b) which claim HIV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (c) which are owned by, licensed to or otherwise controlled by ROCHE or its Affiliate, with rights to license or sublicense; and (d) with respect to which ROCHE has the right to grant the option provided for in Section 2.6 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

        1.42 "ROCHE Optioned Patents" means: (a) the patents and applications identified in Exhibit C and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by ROCHE or its Affiliates on or before the Effective Date, to the extent the items described in clauses (a) through (d) of this Section 1.42 contain a Valid Claim Directed to HIV which covers the manufacture, use, sale, offer for sale or importation of a Product.

        1.43 "ROCHE Optioned Products" means Products which are manufactured, used, offered for sale, imported or sold under circumstances which would, in the absence of the licenses for which an option is granted under Section 2.6, constitute an infringement of a Valid Claim of the ROCHE Optioned Patents.

        1.44 "Royalty Cap" has the meaning specified in Paragraph 2 of Exhibit A.

        1.45 "Shipped" has the meaning set forth in Section 1.34(f)(3).

        1.46 "Significant End User" has the meaning set forth in Section 12.3(b).

        1.47 "Term" has the meaning set forth in Section 7.1

        1.48 "Transplantation Field" means the commercial use of products that detect nucleic acid sequences for the screening of any biological materials intended for transfusion or transplantation, in each case from any donor, including autologous donors, other than the transfusion or transplantation of blood or its derivatives, components or replacements.

        1.49 "Unit" means, for each CHIRON Licensed Product, the number of individual patient results generated by the use of a CHIRON Licensed Product. The number of patient results that each CHIRON Licensed Product currently or previously sold generates shall be mutually determined by the parties through good faith negotiation and resolved if necessary through the ADR process in accordance with Article 10 of this Agreement. Following such determination, the number of Units contained in each CHIRON Licensed Product will be set forth on a schedule to be attached as Exhibit E to this Agreement. The determination of the number of "Units" in future CHIRON Licensed Products developed by ROCHE shall be handled in accordance with Section 5.2, and Exhibit D shall be modified accordingly. If future CHIRON Licensed Products are developed by ROCHE or its Affiliates that do not contain reagents or other single-use consumable materials, a method for calculating the number of "Units" in such CHIRON Licensed Product shall be determined in accordance with Section 5.2. In the case of pooled blood samples tested through the use of a CHIRON Licensed Product, "individual patient results" refers to each individual donation of blood, plasma or other blood components that is represented in the tested pool, regardless of the number of times such donation is tested.

        1.50 "Valid Claim" means a claim in any issued, active, unexpired patent which has not been withdrawn, cancelled, lapsed or disclaimed, or held unpatentable, invalid or permanently unenforceable by a non-appealed or nonappealable final decision by a court or other appropriate body of competent jurisdiction. The scope of a Valid Claim shall be limited to its terms as defined by any such court or decision-making body of competent jurisdiction in a non-appealable or non-appealed final decision.

        1.51 "Voluntary License" means a license or covenant not to sue granted by contract under any one or more of the CHIRON Licensed Patents to make, use, offer for sale, import or sell Products in the Field or the Transplantation Field, except to the extent granted by compulsion of law, such as a compulsory license, whether by court order or action of other governmental authority.

ARTICLE 2
LICENSE GRANTS

        2.1    CHIRON Grants.    Subject to the terms and conditions of this Agreement, CHIRON hereby grants to ROCHE and its Affiliates, so long as they remain Affiliates of ROCHE, a semi-exclusive license, without the right to sublicense, under the CHIRON Licensed Patents to research, develop, make, have made, import, use, offer for sale and sell CHIRON Licensed Products within the Region for use in the Field and, to the extent permitted in Section 12, for use outside of the Field. CHIRON covenants not to sue any End User of a CHIRON Licensed Product (with respect to which ROCHE has performed all of its material obligations under this Agreement) to the extent of activities in the Field, outside of the Field (to the extent provided in Section 12) or as otherwise permitted under this Agreement. Conversely, no immunity from suit shall apply to End User activities in Blood Screening, or otherwise outside of the Field, except as otherwise provided in this Agreement or as provided in the Blood Screening Agreements. CHIRON retains the right to conduct research in any field, including to develop Products and, without prejudice to Section 2.3, Article 12 and the Blood Screening Agreements, retains all rights outside of the Field, including the nonexclusive right to practice and to grant licenses under the CHIRON Licensed Patents to make, have made, use, import, offer for sale and sell any products in the Transplantation Field.

        2.2    Exclusion from CHIRON License.    ROCHE acknowledges that neither ROCHE nor its Affiliates are licensed under this Agreement to perform research or to develop any product other than a CHIRON Licensed Product.

        2.3    CHIRON Transplantation Field License.    Subject to the terms and conditions of this Agreement, CHIRON hereby grants to ROCHE and its Affiliates, so long as they remain Affiliates of ROCHE, a non-exclusive license, without the right to sublicense, under CHIRON Licensed Patents to research, develop, make, have made, import, use, offer for sale and sell CHIRON Licensed Products within the Region for use in the Transplantation Field. CHIRON covenants not to sue any End User of such CHIRON Licensed Products (with respect to which ROCHE has performed all of its material obligations under this Agreement) to the extent of activities in the Transplantation Field or as otherwise permitted under this Agreement. Conversely, no immunity from suit under this Section 2.3 shall apply to End User activities in Blood Screening, except as otherwise provided in this Agreement or as provided in the Blood Screening Agreements, or otherwise outside of the Transplantation Field.

        2.4    Semi-Exclusive CHIRON License.    The license granted under Section 2.1 shall be semi-exclusive to ROCHE and its Affiliates. Semi-exclusive means that, in addition to licenses to third parties under existing agreements referenced in Exhibit G including, without limitation, the [***], and licenses that may be granted by such licensees, including licenses that may be granted by [***], CHIRON retains only the right to practice in the field under the CHIRON Licensed Patents and/or to grant additional licenses under one or more of the CHIRON Licensed Patents in the Field within the Region as follows:

          (a)   CHIRON may grant up to [***] within the Region, if CHIRON is not engaged in the sale of Products;

          (b)   If CHIRON has not granted [***] under Section 2.4(a) and CHIRON is not then engaged in the sale of Products, CHIRON shall have the right, in its sole discretion, in lieu of such worldwide license, to grant [***] under the Licensed Patents in the Field within the Region;

          (c)   If CHIRON chooses to engage in the sale of Products, such activities shall replace [***] CHIRON is permitted to grant under Section 2.4(a) and Section 2.4(b);

          (d)   Licenses granted under Section 2.4(a) or 2.4(b) shall not include the right to grant sublicenses, except to Affiliates for so long as they remain Affiliates of the licensee;

          (e)   In the event that a license referenced in Exhibit F is terminated, including without limitation the [***], CHIRON shall have the right to replace such license with a new license, consistent with the limitations required hereby and the scope, field and territory of the license that is replaced. Notwithstanding anything herein to the contrary, the [***], if terminated, could be replaced by a new license to a new licensee and containing terms determined by CHIRON in its discretion without any restrictions imposed by this Agreement; provided, however, that if [***] CHIRON enters into a license to replace the [***] with a third party that is not [***], or an Affiliate, successor, assignee or licensee of [***], ROCHE shall have the rights provided by Paragraph 6 of Exhibit A with respect thereto;

          (f)    Following the last to expire of the Foundational Patents, the license hereunder shall be nonexclusive; and

          (g)   Notwithstanding this Section 2.4, CHIRON retains the nonexclusive right under the CHIRON Licensed Patents to conduct research in any field, including to develop Products and, without prejudice to Article 12 and the Blood Screening Agreements, all rights outside of the Field and in the Transplantation Field, including the nonexclusive right to practice and to grant licenses under the CHIRON Licensed Patents to make, have made, use, import, offer for sale and sell any products in the Transplantation Field.

        2.5    CHIRON Future HIV Sequence Patent Rights.    CHIRON grants to ROCHE a non-exclusive option to obtain one or more non-exclusive licenses, or sublicenses, as the case may be, with a right to sublicense to ROCHE Affiliates only, under the CHIRON Future HIV Sequence Patent Rights, to make, have made, use, import, offer for sale and sell CHIRON Licensed Products and/or products in the Field and/or the Transplantation Field within the Region. [***].

        2.6    ROCHE Optioned Patents and ROCHE Future HIV Sequence Patent Rights.    ROCHE grants to CHIRON a non-exclusive option to obtain one or more non-exclusive licenses, or sublicenses, as the case may be, with a right to sublicense solely to CHIRON Affiliates only, under the ROCHE Optioned Patents and ROCHE Future HIV Sequence Patent Rights, to make, have made, use, import, offer for sale and sell ROCHE Optioned Products and/or products in Blood Screening and/or the Transplantation Field within the Region. [***].

ARTICLE 3
PAYMENTS. ROYALTIES

        With respect both to CHIRON Licensed Products sold or Shipped, ROCHE shall make payments to CHIRON as set forth in Exhibit A.

ARTICLE 4
RECORDS AND REPORTS

        4.1    Net Sales Report.    ROCHE shall, within sixty (60) days after the last day of each Calendar Quarter commencing [***], deliver to CHIRON a true and accurate report for the prior Calendar Quarter, substantially in the form attached as Exhibit E to this Agreement, which shall state the amount of monies due hereunder, if any, as Earned Royalties and Minimum Royalties, and shall include all information reasonably necessary to calculate such amount, including, but not limited to, the following information, presented for the Region by product and Product Category (as defined in Paragraph 2 of Exhibit A):

          (a)   the amount of Net Sales, expressed in United States Dollars (with applicable exchange rates to the extent specifically requested in writing by CHIRON), and the applicable Earned Royalty rate or rates, and all credits and adjustments thereto;

          (b)   the number of Units Shipped and the applicable Minimum Royalty Amounts; and adjustments to Units Shipped (returns, replacements, etc.); and

          (c)   a statement of the basis for any deviation from the Earned Royalty rates and Minimum Royalty Amounts as expressed in Paragraphs 1 and 2 of Exhibit A.

        4.2    Payment Dates.    Not later than the date each report required under Section 4.1 is due, ROCHE shall pay to CHIRON the royalty due under this Agreement for the period covered by such report. If no royalties are due, ROCHE shall so report, stating the reasons why no such royalty is due.

        4.3    Payment Procedures.    ROCHE shall pay royalties and all other payments due hereunder to CHIRON in immediately available funds on the due date by wire transfer to:

  Bank of America-San Francisco
  San Francisco, California
  Account Name: Chiron Corporation
  Account Number:   [***]
  ABA #:   [***]
  Reference: ROCHE HIV Probe License Agreement

or at such place and in such other manner as CHIRON may designate in a notice signed by CHIRON's Treasurer or Controller to ROCHE.

        4.4    Taxes on Royalties.    ROCHE shall deduct from amounts payable hereunder all taxes assessed or imposed against, or required to be withheld from, royalty payments due and shall pay such amount to the appropriate fiscal or tax authorities on behalf of CHIRON. ROCHE shall forward promptly to CHIRON all tax receipts received by ROCHE evidencing payment of such taxes.

        4.5    Audit.    ROCHE shall keep reasonably detailed and accurate records and books of account to enable a determination of the amounts payable by ROCHE and its Affiliates to CHIRON hereunder. Upon thirty (30) days written notice by CHIRON, and not more frequently than once per Calendar Year, CHIRON may have such records and books of account examined during reasonable business hours by a mutually acceptable independent certified public accountant selected by CHIRON and at CHIRON's expense, whose acceptance shall not unreasonably be withheld by ROCHE, for the purpose of verifying the amounts due hereunder; provided that such independent accountant agrees to provide CHIRON only the information necessary to verify the calculation of amounts due hereunder. A copy of any final written report provided by the independent accountant to CHIRON shall be given concurrently to ROCHE. Such examination shall not be permitted unless it is requested within three (3) years following the end of the Calendar Year to which the books and records pertain. Where such examination results in a finding that ROCHE underpaid CHIRON by the greater of [***], ROCHE shall reimburse CHIRON for its reasonable costs and expenses in conducting such examination. ROCHE and CHIRON shall promptly rectify any overpayments or underpayments by repaying such amounts together with interest thereon at an annual rate equal to the lesser of: (a) [***] as published in the Wall Street Journal, or (b) the maximum rates permitted by applicable law, from the time such payment was originally due to the time it is paid.

        4.6    Confidentiality of Audit.    CHIRON agrees that all audited information shall be confidential to ROCHE and its Affiliates, and that any person or entity conducting an audit on behalf of CHIRON pursuant to Section 4.5 shall be required to protect the confidentiality of such information.

        4.7    Payment in United States Currency.    All payments shall be made in United States Dollars and shall be made on the dates set forth herein. The Net Sales amount calculated hereunder for sales in countries other than the United States shall be converted into equivalent United States Dollars in accordance with the methods used for internal financial reporting purposes within ROCHE.

        4.8    Late Payment Fee.    Any payment, including, without limitation, royalty payments, made by ROCHE hereunder after the date such payment is due, as set forth in this Article 4 hereof, shall bear interest at the lesser of (a) [***] as published in the Wall Street Journal as of the date such payment was due, or (b) the maximum rate permitted by applicable law.

ARTICLE 5
OTHER ACTIONS

        5.1    Patent Validity; Enforceability.    ROCHE represents and warrants that, on or before the Effective Date and consistent with the Settlement Agreement, it has discontinued any opposition, challenge, compulsory license application or the like with respect to the CHIRON Licensed Patents within the Region. CHIRON represents and warrants that, on or before the Effective Date and consistent with the Settlement Agreement, it has discontinued any opposition, challenge, interference or the like with respect to the ROCHE Optioned Patents within the Region.

        5.2    Future Products Directed to HIV.

          (a)   Promptly upon its determination to Ship, or to provide a commercial service within the Region utilizing, a Product Directed to HIV not then set forth as a CHIRON Licensed Product on Exhibit D, ROCHE shall provide CHIRON with written notice of such Product and the parties will engage in good faith negotiations to determine the existing or new Product Category for such Product as set forth on Exhibit A, the number of Units in such Product pursuant to Section 1.49, the reasonable value of Associated Goods and Equipment, if any, to be deducted from the Net Sales of such Product pursuant to Section 1.34(d), and, if such Product is a Combination Product, the apportionment of the gross amount to be invoiced for such Product pursuant to Section 1.34(f)(4). As set forth in these Sections, [***] Promptly following such determinations, CHIRON will prepare a revised Exhibit D to include this Product and such revised Exhibit D shall be incorporated into and become part of this Agreement.

          (b)   If ROCHE determines to Ship, or to provide a commercial service within the Region utilizing, a Product Directed to HIV not then set forth on Exhibit D as a CHIRON Licensed Product and ROCHE reasonably believes that the sales of such Product would not, in the absence of the licenses granted pursuant to Sections 2.1 and 2.3, constitute an infringement of a Valid Claim of a CHIRON Licensed Patent, then ROCHE's written notice to CHIRON shall set forth the basis of ROCHE's reasonable belief in sufficient detail to permit CHIRON to evaluate the matter. [***].

          (c)   ROCHE may elect, in its reasonable discretion, to commence Shipping, or the provision of a commercial service within the Region utilizing, a Product Directed to HIV not then set forth on Exhibit D as a CHIRON Licensed Product [***], provided ROCHE shall make a reasonable determination as to the applicable existing Product Category to determine the applicable Minimum Royalty Amount and shall utilize a reasonable determination of the number of Units in such Product and the deductions and apportionment for the calculation of Earned Royalty due on the Net Sales of such Product. [***], any underpayment or overpayment of the Minimum Royalty or Earned Royalty shall be rectified in accordance with the provisions set forth in Section 4.8; [***].

        5.3   Notwithstanding the provisions of Section 12.1 of this Agreement or Section 12.1 of the Blood Screening Agreements, ROCHE or any of its Affiliates may elect, at any time during the Term, in its sole discretion and at its sole cost and expense, to seek a Registration, or to provide assistance to a third party in such third party's seeking a Registration, of a CHIRON Licensed Product [***]. If ROCHE or an Affiliate of ROCHE files a Registration, or provides substantial assistance to a third party for such third party's Registration [***] then ROCHE or the applicable ROCHE Affiliate will promptly inform CHIRON in writing of the existence and subject matter of such Registration. CHIRON acknowledges and agrees that ROCHE's or any ROCHE Affiliate's election to seek (or assist a third party in seeking) any such Registration outside of the Field (absent other labeling or promoting activities by ROCHE or such ROCHE Affiliate which would independently fall outside the definition of Passive Selling) will constitute Passive Selling for purposes of this Agreement. [***]

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

        6.1    Corporate Authority.    Each party represents and warrants to the other party that it has the necessary corporate authority to enter into this Agreement.

        6.2    Right to Grant.    Each party represents and warrants that they have the right to grant the licenses or options granted in Article 2 hereof and that they are the sole owner of their respective Licensed Patents, subject to licenses existing as of the Effective Date. CHIRON represents and warrants to ROCHE that, to the best of its knowledge, neither CHIRON nor any of its Affiliates have transferred to [***] or any if its Affiliates (a) before December 1, 1998, title to any patent or patent application Directed to HIV in the Field existing on that date; or (b) on or after that date, title to any patent, patent application or invention Directed to HIV in the Field.

        6.3    Current Licenses.    CHIRON represents and warrants that: (a) as of the Effective Date the entities set forth in Exhibit F are the only parties to which it has granted any licensed rights or other grants or immunities to one or more of the CHIRON Licensed Patents in the Field; and (b) Exhibit F contains a complete and accurate description of the effective scope, field and territory of such grant as of the Effective Date. CHIRON also represents and warrants that [***] except as disclosed in Exhibit F.

        6.4    Complete Patent List.    CHIRON represents and warrants to ROCHE that, to the best of its knowledge and belief, Exhibit B contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by CHIRON or its Affiliates containing claims Directed to HIV in the Field in any country located in the Region. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense), or otherwise controlled by CHIRON or its Affiliates and filed on or before the Effective Date contains a claim Directed to HIV in the Field in any country located in the Region, such patent or patent application shall be automatically added to the CHIRON Licensed Patents. Upon ROCHE's written request, not more frequently than annually, CHIRON shall provide ROCHE with an updated Exhibit B and a report of the prosecution status of applications within CHIRON Licensed Patents. ROCHE represents and warrants to CHIRON that, to the best of its knowledge and belief, Exhibit C contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by ROCHE or its Affiliates containing claims Directed to HIV in the Field in any country located in the Region. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense), or otherwise controlled by ROCHE or its Affiliates and filed on or before the Effective Date contains a claim Directed to HIV in the Field in any country located in the Region, such patent or patent application shall be automatically added to the ROCHE Optioned Patents. Upon CHIRON's written request, not more frequently than annually, ROCHE shall provide CHIRON with an updated Exhibit C and a report of the prosecution status of applications within ROCHE Optioned Patents.

        6.5    Exclusions.    Nothing contained in this Agreement shall be construed as:

          (a)   A representation or warranty by any party hereto as to the validity of any patent rights which are the subject of this Agreement;

          (b)   A representation or warranty that anything made, used, imported, offered for sale, sold or otherwise disposed of under any of the patent rights which are the subject of this Agreement is or will be free from infringement of patents of third parties or of patents of either party that are not Directed to HIV;

          (c)   An obligation to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement;

          (d)   A grant of any right to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement; or

          (e)   A grant, by implication, estoppel or otherwise, of any license, option, covenant or right other than those which are expressly stated herein, including without limitation (i) any license under any patent or patent application (or claim thereof) not within the Licensed Patents, or (ii) any covenant by CHIRON or ROCHE not to sue under any such patent or patent application (or claim thereof).

        6.6    Further ROCHE Assurance.    ROCHE acknowledges that the inclusion of ROCHE Affiliates within the license and option grants pursuant to Sections 2.1, 2.3 and 2.5 is intended to enable ROCHE to utilize the manufacturing and sales capabilities of its Affiliates in connection with the manufacture and sale of CHIRON Licensed Products in a manner substantially similar to the involvement of such Affiliates in the manufacture and sale of ROCHE's products generally. ROCHE shall not, directly or indirectly, take any action having or intended to have the effect of sublicensing ROCHE's rights under any of the CHIRON Licensed Patents, other than to a bona fide Affiliate, including, without limitation, by creating Affiliates specifically in connection with CHIRON Licensed Products, or through other third party arrangements such as joint ventures, collaborations, or distribution arrangements with distributors. ROCHE and its Affiliates are licensed hereunder to sell and distribute CHIRON Licensed Products only under the label, name and trademark rights owned by, licensed to or otherwise controlled by ROCHE or its Affiliates, and only through the sales force of ROCHE or its Affiliates, or through Authorized Distributors or Cross Sellers (subject to Section 12). ROCHE and its Affiliates are not licensed to perform OEM manufacturing of CHIRON Licensed Products for a third party other than an Authorized Distributor or a Cross Seller (subject to Section 12); to supply CHIRON Licensed Products for resale to any third party other than an Authorized Distributor or a Cross Seller (subject to Section 12); to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under another third party label, name or trademark or to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under the Authorized Distributors or any third party's own label, name or trademark for use on an instrument bearing the label name or trademark of a party other than ROCHE or its Affiliates; provided, however, that nothing in this Section 6.6 shall be construed to limit the rights of ROCHE or its Affiliates to engage in activities with such third parties, to the extent such third parties have obtained rights under the CHIRON Licensed Patents permitting such activities.

        6.7    Limitation of Warranty.    EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 7
TERM AND TERMINATION

        7.1    Term.

          (a)   The parties acknowledge and agree that, effective as of the Effective Date (i) the Original License Agreement shall be terminated, solely with respect to the application of its terms and conditions to the activities contemplated thereunder with respect to customers or potential customers of ROCHE and ROCHE Affiliates which customers or potential customers are located within the Region; (ii) the terms and conditions of this Agreement shall replace and supercede the Original License Agreement with respect to the activities contemplated thereunder and hereunder with respect to customers or potential customers of ROCHE and ROCHE Affiliates which customers or potential customers are located within the Region; and (iii) notwithstanding the foregoing clauses (i) and (ii), the provisions of the Original License Agreement relating to the Region shall survive the termination described in clause (i) above, solely with respect to the activities contemplated thereunder occurring prior to the Effective Date with respect to customers or potential customers of ROCHE and ROCHE Affiliates which customers or potential customers are located within the Region.

          (b)   Unless earlier terminated pursuant to Sections 7.2 or 7.3 below, this Agreement shall be in effect from the Effective Date and shall terminate in each member country within the Region seventeen (17) years from October 10, 2000, or on the expiration of the last to expire of the patents within the CHIRON Licensed Patents based upon a patent existing or a patent application pending as of the Effective Date, whichever is later (the "Term"); provided, however, that prior to the termination of this Agreement in the first member country in which it would otherwise terminate pursuant to the foregoing, ROCHE may, in its discretion, elect by written notice to CHIRON to extend this Agreement as to all such member countries for an additional term which shall expire on a country-by-country basis on the expiration date of the last to expire patent within the CHIRON Licensed Patents existing in such member country as of the date of such extension.

        7.2    Voluntary Termination.    ROCHE shall have the right to voluntarily terminate all, but not less than all, licenses granted to ROCHE and its Affiliates under this Agreement and the Original License Agreement on not less than six (6) months prior written notice to CHIRON. Notwithstanding the above, ROCHE may voluntarily terminate all, but not less than all, licenses granted to ROCHE and its Affiliates under this Agreement and the Original License Agreement on a country-by-country basis within the Region, on not less than six (6) months prior written notice to CHIRON, after [***].

        7.3    Termination by CHIRON.    CHIRON may terminate this Agreement and the Original License Agreement only upon any of the following grounds:

          (a)   ROCHE's or its Affiliate's material breach of this Agreement or the Original License Agreement, including, without limitation, a breach resulting from ROCHE's or its Affiliate's failure to pay any sums due hereunder or thereunder, where such breach shall not have been remedied within thirty (30) days of the receipt of a written notification from CHIRON identifying the breach and requiring its remedy; whereupon termination under this Section 7.3(a) shall be effective upon the expiration of such thirty (30) day cure period, subject to Section 7.6; or

          (b)   [***].

          [***].

        7.4    Enforcement After Termination.    Upon valid termination of this Agreement under Section 7.2 or 7.3, ROCHE and its Affiliates shall have no further rights under CHIRON Licensed Patents and CHIRON shall not be limited to its remedies under this Agreement, to the extent of such termination.

        7.5    Accrued Rights.    Termination of this Agreement for whatever reason shall not affect any rights which have accrued prior to termination, including without limitation royalty obligations occurring during the Term, calculated in accordance with Article 3 and Exhibit A.

        7.6    ROCHE Challenge to Section 7.3(a) Termination.    In the event ROCHE provides written notification to CHIRON prior to expiration of the thirty (30) day notice/cure period referenced in Section 7.3(a) that ROCHE disputes whether the grounds for termination under Section 7.3(a) are present, such dispute shall be submitted to ADR pursuant to Article 10. The thirty (30) day notice/cure period shall be suspended during the pendancy of such ADR, provided that during the pendancy of the

ADR, ROCHE shall continue to make any disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8. Notwithstanding anything in this Section 7.6 to the contrary, ROCHE may submit a dispute concerning a method by which amounts payable by ROCHE and its Affiliates to CHIRON hereunder are calculated only one time, and any resolution from the ADR shall bind the parties as to such calculation method thereafter.

        7.7    ROCHE Challenge to Section 7.3(b) Termination.    In the event that ROCHE, within thirty (30) days of receiving notice of termination by CHIRON for the grounds set forth in Section 7.3(b) above, provides written notice to CHIRON that ROCHE disputes whether such grounds are present, such dispute shall be submitted to ADR pursuant to Article 10 and termination of this Agreement shall be suspended during the pendancy of the ADR, provided that ROCHE suspends its action, suit or proceeding (other than in an ADR proceeding between the parties as permitted by Section 7.3(b) and Article 10) [***], and continues to perform all of its material obligations hereunder.

        7.8    Audit Results Not Grounds for Termination.    CHIRON's request for an audit under Section 4.5 shall not be treated as a notice of breach under Section 7.3(a). In the event such audit determines there has been an underpayment by ROCHE, such underpayment shall not constitute grounds for termination by CHIRON under Section 7.3(a) unless: (a) ROCHE has failed to rectify such underpayment in accordance with Section 4.5; (b) ROCHE has failed to rectify such underpayment after notification and opportunity to cure under Section 7.3(a); and (c) any ADR requested by ROCHE, pursuant to Section 7.6, and directed to any dispute concerning such underpayment, results in a determination favorable to CHIRON and ROCHE has failed to rectify such underpayment. Notwithstanding the foregoing, ROCHE shall continue to make the disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments with respect to which ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8.

        7.9    Survival.    The following provisions of this Agreement shall survive termination or expiration of this Agreement, in accordance with their respective terms: Article 1; Sections 4.5, 4.6, 4.7, 4.8, 6.7, 7.4, 7.5 and 7.9; Articles 8, 9, and 10; Sections 11.9 through 11.14; Sections 12.1(d) and 12.2(b); and Section 14.1.

ARTICLE 8
CONFIDENTIALITY

        8.1    Obligation.    From time to time during the Term, CHIRON and ROCHE may provide to each other information concerning patents, patent applications, license agreements and other confidential or proprietary information related to this Agreement (the "Information"). Each party receiving the Information (the "Receiving Party") shall during the Term and for a period of three (3) years after termination hereof (a) maintain the Information in confidence; (b) not disclose the Information to any third party, other than employees, agents or consultants of the Receiving Party, its Affiliates or permitted sublicensees who have a need to know the Information and who are bound by confidentiality obligations to the Receiving Party no less restrictive than those contained herein; and (c) not use the Information for any purpose not directly related to performance hereunder or otherwise authorized under this Agreement.

        8.2    Exclusions.    The obligations of this Article 8 shall not apply to any Information which: (a) is or which becomes generally known to the public by publication or by means other than a breach of a duty by the Receiving Party; (b) is otherwise known by the Receiving Party at the time of disclosure by the other party; (c) otherwise becomes available to the Receiving Party from a third party not in breach of confidentiality obligations to the other party; or (d) is developed by or for the Receiving Party independent of any disclosure from the other party. The Receiving Party also shall be permitted to make disclosures of Information which are reasonably necessary in connection with a possible grant of a permitted sublicense by the Receiving Party or in due diligence related to a possible acquisition, merger, consolidation, substantial asset transfer or similar transaction of the Receiving Party, provided that the recipient is bound to the Receiving Party by confidentiality obligations with respect to the Information no less restrictive than those contained herein. Nothing herein shall prevent the Receiving Party from making such disclosures of Information as are reasonably required by law, regulation (including 37 C.F.R. § 1.56), or order of any court or governmental agency; provided that the Receiving Party has provided reasonable advance notice to allow the disclosing party the opportunity to seek a protective order or otherwise contest, prevent or limit such disclosure.

        8.3    Return of Information.    Upon termination of this Agreement for any reason, the Receiving Party shall return, or at the option of the disclosing party, certify destruction of, all Information and copies thereof; provided that the Receiving Party may retain one copy thereof in its law department files solely for evidentiary and regulatory purposes.

        8.4    Disclosure of Agreements and Terms.    The parties shall issue a joint press release disclosing the existence and certain financial terms of this Agreement. CHIRON may disclose any of the terms in the Agreement to any Affiliate of CHIRON or to Abbott or Bayer or a permitted sublicensee; provided that the recipient of such disclosure is obligated to confidentiality terms no less restrictive that those contained in this Article 8. CHIRON and ROCHE may each disclose the amounts of the Prior Sales Royalty, the European License Fee and the U.S. License Fee (as these terms are defined in Exhibit A of the Original License Agreement) individually and/or in the aggregate and the amounts thereof that will be recognized from time-to-time in its respective financial statements. Each party may disclose any information contained in or regarding this Agreement to the extent required in its respective reasonable judgment by applicable law, regulation or order of any court or governmental agency. Further, each party may determine in its respective discretion to file this Agreement under the Securities and Exchange Act of 1934 or otherwise with any United States or foreign governmental agency, even if that filing may result in this Agreement becoming available to the public generally. The filing party shall seek confidential treatment for at least the essential financial terms hereof in connection with any such filing, subject to applicable law and regulation, and shall notify the other party in advance of any such filing and consider such suggestions as the other party may make as to the terms herein as to which the filing party should seek confidential treatment.

ARTICLE 9
INDEMNITY

        9.1    ROCHE Indemnity.    ROCHE shall indemnify, defend and hold harmless CHIRON and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of CHIRON Licensed Products within the Region, or (b) any breach by ROCHE or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of CHIRON or its Affiliates.

        9.2    CHIRON Indemnity.    CHIRON shall indemnify, defend and hold harmless ROCHE and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of ROCHE Licensed Products within the Region, if CHIRON exercises the options granted in Section 2.6, or (b) any breach by CHIRON or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of ROCHE or its Affiliates.

        9.3    Indemnification Procedures.    In the event either party claims indemnification pursuant to this Article 9, the indemnified party shall promptly notify the indemnifying party in writing upon becoming aware of any claim to which such indemnification may apply. Delay in providing such notice shall constitute a waiver of the indemnifying party's indemnity obligations hereunder only if the indemnifying party's ability to defend such claim is materially impaired thereby. The indemnifying party shall have the right to assume and solely control the defense of the claim at its own expense. If the right to assume and solely control the defense is exercised, the indemnified party shall have the right to participate in, but not to control, such defense at its own expense, and the indemnifying party's indemnity obligations shall be deemed not to include attorneys' fees and litigation expenses incurred by the indemnified party after the assumption of the defense by the indemnifying party. If the indemnifying party does not assume the defense of the claim, the indemnified party may defend the claim at the indemnifying party's expense. The indemnified party shall not settle or compromise the claim without the prior written consent of the indemnifying party, and the indemnifying party shall not settle or compromise the claim in any manner which would have an adverse effect on the indemnified party without the consent of the indemnified party, which consent, in each case, shall not be unreasonably withheld. The indemnified party shall reasonably cooperate with the indemnifying party and shall make available to the indemnifying party all pertinent information under the control of the indemnified party, all at the expense of the indemnifying party.

        9.4    Sunset.    The provisions of Sections 9.1 and 9.2 shall continue in effect on a claim-by-claim basis, after the termination of this Agreement, only until the expiration of the last to expire statute of limitations applicable to such claim.

        9.5    Limitation of Liability.    Neither party shall be liable to the other for any consequential, special, indirect or exemplary damages or for the loss of profits arising from the performance or nonperformance of this Agreement or any acts or omissions associated herewith.

ARTICLE 10
ALTERNATIVE DISPUTE RESOLUTION

        The parties recognize that bona-fide disputes may from time to time arise which relate to any aspect of this Agreement, including, without limitation, any of the parties' rights and/or obligations hereunder, and including, without limitation, disputes relating to the interpretation, form, validity, performance and/or termination of this Agreement or relating to infringement, scope, claims construction, or (without limiting the effect of Section 7.3(b)) validity or enforceability of the Licensed Patents. In the event of the occurrence of any dispute, a party may, by notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within ninety (90) days after such notice is received. Said designated officers are as follows:

For ROCHE: President Roche Molecular Systems, Inc.
For CHIRON: President Blood Testing

        In the event the designated officers, after such good faith negotiations, are not able to resolve such dispute within such ninety (90) day period, or any agreed extension thereof, a party may invoke the provisions for binding ADR as set forth in Paragraph 9 of the Settlement Agreement. Neither party shall seek recourse against the other hereunder in any court or other forum, except as permitted by Paragraph 9 of the Settlement Agreement or as may be necessary to enforce a determination made in ADR pursuant to this Article 10 and Paragraph 9 of the Settlement Agreement.

ARTICLE 11
MISCELLANEOUS

        11.1    Assignment.

          (a)   ROCHE and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of CHIRON, except to an ROCHE Affiliate, and then only for so long as the assignee remains an ROCHE Affiliate, or as part of the sale or transfer of all or substantially all of ROCHE's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by ROCHE.

          (b)   CHIRON and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of ROCHE, except to a CHIRON Affiliate, and then only for so long as the assignee remains a CHIRON Affiliate, or as part of the sale or transfer of all or substantially all of CHIRON's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by CHIRON.

        11.2    Force Majeure.    A party hereto shall not be liable for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any such party's performance hereunder, to the extent that such default or delay is caused by events beyond such party's reasonable control including, but not limited to: acts of God; regulation, law or action of any government or agency thereof; war or insurrection; civil commotion; labor disturbances; epidemic; or failure of suppliers, public utilities or common carriers. Each party shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

        11.3    Severability.    In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or over the parties hereto to be invalid, illegal or unenforceable, such, provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, in such jurisdiction; elsewhere, this Agreement shall not be affected.

        11.4    Entire Agreement.    This Agreement together with the Exhibits, Attachments and Schedules and [***] constitute the entire agreement among the parties relating to the subject matter of this Agreement. There are no other understandings, representations or warranties of any kind, and this Agreement shall supercede all prior written and oral agreements or understandings with respect to the subject matter hereof, including specifically the Original License Agreement, which is hereby terminated and superceded by this Agreement solely with respect to its application to the Region, as more fully described in Section 7.1(a) above.

        11.5    Amendment.    This Agreement shall not be altered, extended or modified except by written agreement of the parties.

        11.6    Waiver.    Failure by a party hereunder to enforce any right under this Agreement shall not be construed as a waiver of such right or any other rights under this Agreement; nor shall a waiver by a party hereunder in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

        11.7    Costs.    Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

        11.8    Counterparts.    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument. Facsimile copies of signatures for a party shall be deemed to be originals for purposes of execution of the Agreement and for determining the Effective Date.

        11.9    Notices.

          (a)   Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by first class mail, or express or air mail or other postal service, or by certified mail, return receipt requested.

          (b)   Any notice required by this Agreement shall be forwarded to the respective addresses and marked for the attention of the persons set forth below unless such addresses subsequently change by written notice to the other party:

ROCHE:	F. Hoffmann-La Roche Ltd. Grenzacherstrasse 124 Basel Bale 4002 Switzerland Attn.: Head of Diagnostics Division
Copy to:	General Counsel Roche Molecular systems, Inc. 1145 Atlantic Avenue Alameda, CA 94501
CHIRON:	Chiron Corporation 4560 Horton Street Emeryville, California 94608 Attn.: President, Blood Testing
Copy to:	General Counsel Chiron Corporation 4560 Horton Street Emeryville, CA 94608

          (c)   Any such notice or other document shall be deemed to have been effective when received by the addressee. To prove the giving of a notice or other document it shall be sufficient to show that it was received.

        11.10    Governing Law.    All matters affecting the interpretation, form, validity, performance and termination of this Agreement shall be decided and interpreted under the laws of the State of New York, excluding any choice of law rules which may direct application of the laws of any other jurisdiction.

        11.11    Relationship of the Parties.    The relationship of the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute the parties as partners, joint venturers or agents of the other. Neither party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other party or its Affiliates.

        11.12    Headings.    The headings of the Articles and Sections in this Agreement have been inserted for convenience only and do not constitute part of this Agreement.

        11.13    No Trademark Rights.    No right, express or implied, is granted by this Agreement to either party to use in any manner the name, trade name or trademark of the other party in connection with the performance of this Agreement.

        11.14    No Implied Licenses.    No license, express or implied, is granted by this Agreement to either party, other than the licenses or options granted under Sections 2.1, 2.3, 2.5 and 2.6.

ARTICLE 12
FIELD RESTRICTIONS AND OTHER COVENANTS

        12.1    ROCHE Covenant Regarding Use Outside the Field.

          (a)   ROCHE and its Affiliates shall not label or promote any CHIRON Licensed Product labeled or promoted for use in the Field or the Transplantation Field in any respect for use outside the Field (namely, in Blood Screening) within the Region; and ROCHE shall use commercially reasonable efforts to prevent its Authorized Distributors from labeling or promoting any CHIRON Licensed Products labeled or promoted for use in the Field or the Transplantation Field in any respect for use outside the Field (namely, in Blood Screening within the Region.

          (b)   Further, ROCHE and its Affiliates and Authorized Distributors shall include on or with each CHIRON Licensed Product labeled or promoted for use in the Field or the Transplantation Field within the Region a statement to the effect that the CHIRON Licensed Product is not for use for testing or screening pooled samples containing specimens from more than one individual, or otherwise in blood or plasma screening, using language to be determined by ROCHE and approved in advance in writing by CHIRON, which approval shall not be unreasonably withheld. The location of such notice shall be the product insert of such CHIRON Licensed Products or such other reasonably prominent location to be determined by ROCHE.

          (c)   In the event that ROCHE or CHIRON becomes aware of any material use in Blood Screening of CHIRON Licensed Products labeled or promoted for use in the Field or the Transplantation Field within the Region, such party will promptly notify the other in writing of the relevant facts and, if so requested by CHIRON, ROCHE will meet and confer with CHIRON in good faith to determine what steps either or both should take to abate such infringing use.

          (d)   Without limiting the labeling and promoting obligations under this Section 12.1, CHIRON shall not sue ROCHE, its Affiliates, its Authorized Distributors or its End User customers for the sale or use as a confirmatory or supplemental test in conjunction with the screening of blood, plasma or blood products (a "Confirmatory Test") of a CHIRON Licensed Product that is labeled or promoted for use in the Field or the Transplantation Field, if the End User customer has substantial noninfringing uses for such CHIRON Licensed Product in the Field or the Transplantation Field.

          (e)   Nothing in this Section 12.1 shall apply to any product to the extent that ROCHE's activity and that of its Affiliates with respect to such product is either for or through an entity licensed in Blood Screening under the CHIRON Licensed Patents [***].

        12.2    Passive Sales.

          (a)   Notwithstanding anything to the contrary in this Agreement and specifically the foregoing provisions of Section 12.1, nothing in this Agreement is intended to prohibit Passive Sales of the CHIRON Licensed Product by ROCHE, its Affiliates, its Authorized Distributors or Cross Sellers (subject to Section 12) within the Region. Passive Sales will be subject to the royalty provisions set forth in Article 3 and Exhibit A.

          (b)   Without limiting the labeling and promoting obligations under Section 12.1, CHIRON shall not sue ROCHE, its Affiliates, its Authorized Distributors or its End User customers (including, but not limited to, Cross Sellers) for any Passive Sale, or for the use by Blood Screening End Users of a CHIRON Licensed Product outside of the Field within the Region, whether arising during the Term, or during the term of the Original License Agreement prior to the Effective Date (it being understood that nothing herein constitutes an admission by ROCHE or any of its Affiliates with respect to any such actual or alleged sales or use under the Original License Agreement).

        12.3    Cross Sales.

          (a)   Definition. Notwithstanding anything to the contrary in this Agreement and subject to the provisions of this Section 12.3, nothing in this Agreement is intended to prohibit an End User from selling CHIRON Licensed Product purchased from ROCHE, its Affiliates or an Authorized Distributor to a person or entity [***] ("Cross Sales").

          (b)   Treatment as Passive Sales. Cross Sales of CHIRON Licensed Products to a Blood Screening End User will be deemed to be Passive Sales and subject to the royalty provisions set forth in paragraphs 2(b) and (c) of Exhibit A to the extent set forth in, and in accordance with the terms and conditions of, this Section 12.3. [***].

          (c)   [***].

          (d)   Inquiry. ROCHE shall promptly make reasonable inquiry, in accordance with the provisions of this Section 12.3, as to the nature and extent of Cross Sales activities of an End User customer as to which (i) ROCHE is actually aware that it is engaged in Cross Sales [***] of CHIRON Licensed Products to Blood Screening End Users, or (ii) CHIRON presents credible written evidence to ROCHE that it is engaged in Cross Sales [***] of CHIRON Licensed Products to Blood Screening End Users. Such inquiry shall be directed to ascertaining the relevant information within 120 days after ROCHE's initial inquiry.

          (e)   [***] Inquiry. A "Significant End User" means an End User which purchased, in the Calendar Year most recently ended at the time of determination, [***]. For purposes of determining whether a Significant End User's Cross Sales [***], (i) following [***], ROCHE will examine whether any Significant End User purchased a number of Units of CHIRON Licensed Products in such [***] of such Significant End User's [***], and (ii) [***], ROCHE will examine whether any Significant End User purchased a number of Units of CHIRON Licensed Products in such [***] of such Significant End User's purchases of such Units during [***]. If any Significant End User's purchases are [***], then ROCHE will make reasonable inquiry of such Significant End User whether it is engaging in Cross Sales [***].

          (f)    No Other Inquiry. ROCHE shall not have any obligation of affirmative investigation as to whether a End User's Cross Sales exceed [***] except those expressly set forth in this Section 12.3.

          (g)   Reliance. ROCHE shall be entitled to rely upon the End User's written statements in response to any written inquiry pursuant to Section 12.3(d) or (e) or otherwise as to [***], provided ROCHE is acting in good faith in so relying. All such written statements shall be made available during an audit commenced pursuant to Section 4.6.

          (h)   End User Agreement Modification. If (x) an End User fails or refuses to give a response satisfying Section 12.3(g) within [***] after (i) the end of each [***] examination period referred to in Section 12.3(e), in the case of [***] inquiry pursuant to such Section, or (ii) after ROCHE's inquiry, in the case of other inquiry, or (y) the information available to ROCHE, including without limitation the End User's written response to such inquiry and any information provided by CHIRON in writing, demonstrates to ROCHE, in ROCHE's reasonable judgment exercised in good faith, that an End User is engaging in Cross Sales [***], and such End User fails or refuses to deliver the information needed for the calculation of the amounts provided in paragraphs 2(b) and (c) of Exhibit A, within [***] after ROCHE's inquiry, then ROCHE will notify CHIRON of such fact, meet and confer with CHIRON with respect to such failure or refusal as reasonably requested by CHIRON so long as such failure or refusal continues, and ROCHE will use its reasonable business efforts to:

            (i)    as promptly as its binding obligations, if any, permit ROCHE to do so, impose legal obligations on the End User to regularly report Cross Sales to Blood Screening End Users and to require, for ROCHE's or an Affiliate's benefit, such Blood Screening End Users to report to the Cross Selling End User and ROCHE or such Affiliate the information needed for the calculation of the amounts provided in paragraphs 2(b) and (c) of Exhibit A, and

            (ii)   determine the information needed to establish whether such End User's Cross Sales [***] (if that has not already been demonstrated as stated above) and, if so, determine the information needed for the calculation of the amounts provided in paragraphs 2(b) and (c) of Exhibit A.

          (i)    Passive Sales Royalty Obligation. If an End User's Cross Sales to Blood Screening End Users [***] the entire amount of such End User's Cross Sales to Blood Screening End Users (including the portion below the De Minimis Cross Sales Amount) shall be subject to paragraphs 2(b) and 2(c) in Exhibit A.

          (j)    Royalty Accrual and Payment. ROCHE will be obligated to pay the amounts set forth in paragraph 2(b) of Exhibit A only with respect to the quarterly period during which [***] and for all subsequent quarterly periods until credible evidence establishes to ROCHE, in ROCHE's reasonable judgment exercised in good faith, that the End User is no longer engaging in Cross Sales [***]. The payment date for the amounts set forth in paragraph 2 of Exhibit A in respect of Cross Sales which are subject to paragraph (b) of Exhibit A shall not be sooner than [***].

          (k)   Pre-Existing Contracts. Notwithstanding any of the foregoing provisions of this Section 12.3, [***].

          (l)    [***]. [***] set forth in Sections 12.3(c) and (d), respectively, shall be adjusted upward by [***].

        12.4    ROCHE Covenant Regarding Product Labeling.    ROCHE and its Affiliates shall include on or with each CHIRON Licensed Product a statement as to the number of Units contained within each such CHIRON Licensed Product, using such language to be determined by ROCHE and approved in advance in writing by CHIRON, which approval shall not be unreasonably withheld. The location of such statement shall be product insert of such CHIRON Licensed Products or such other reasonably prominent location to be determined by ROCHE.

        12.5    Patent Marking.    ROCHE and its Affiliates shall include a patent notice on each CHIRON Licensed Product to identify the CHIRON Licensed Patents which such CHIRON Licensed Product, but for the licenses granted herein, would infringe one or more Valid Claims (or for which royalties are being paid); provided, however, identification of CHIRON Licensed Patents on a CHIRON Licensed Product shall in no way be deemed to be an admission by ROCHE or its Affiliates, or raise a presumption, that such CHIRON Licensed Product is in fact covered by such CHIRON Licensed Patent.

        12.6    CHIRON Covenant Regarding Field.

          (a)   CHIRON and its Affiliates shall not, and CHIRON shall require any of its future licensees under the CHIRON Licensed Patents that are licensed in Blood Screening to agree not to, label or promote, in any respect for use in the Field, any product sold in, labeled or promoted for use in Blood Screening, which product detects nucleic acid sequences of HIV.

          (b)   Further, CHIRON and its Affiliates shall, and CHIRON shall require its future licensees in Blood Screening to, include with each such HIV product sold by CHIRON or its Affiliates or licensees in Blood Screening a statement to the effect that such product is not for use in the Field, using language to be determined by CHIRON and approved by ROCHE, which approval shall not be unreasonably withheld. The location of such notice shall be in the product insert for such product or such other reasonably prominent location to be determined by CHIRON.

          (c)   In the event that CHIRON or ROCHE becomes aware of any material use of any such product in the Field, such party will promptly notify the other in writing of the relevant facts and, if so requested by ROCHE, CHIRON will (i) meet and confer with ROCHE in good-faith to determine what steps either or both of them should take to abate such use and (ii) notify in writing any of its customers that engage in such use that use of the relevant product in the Field may infringe one or more of the CHIRON Licensed Patents.

          (d)   Nothing in this Section 12.6 shall apply to any product to the extent that CHIRON's activity and that of its Affiliates or licensees with respect to such product either (i) is for or through an entity that is licensed under the CHIRON Licensed Patents in the Field or (ii) is within CHIRON's rights to practice in the Field, pursuant to its rights retained under, and subject to the limitations of, Section 2.1.

          (e)   The understanding and intent of the parties is that the amendments made by this Agreement reflect the unique circumstances applicable to ROCHE arising from the fact that ROCHE is a licensee under both this Agreement and the Blood Screening Agreements, and that, taking such unique circumstances into account, this Agreement imposes new burdens on ROCHE rather than granting new benefits to ROCHE. [***].

ARTICLE 13
INFRINGEMENT BY ThIRD PARTIES

        13.1    Notice of Infringement.    Each party shall notify the other if it becomes aware of Infringing Third Party Sales. CHIRON shall have the exclusive right to take action against any infringement of any of the CHIRON Licensed Patents, in its sole discretion, subject to this Article 13.

        13.2    Infringement Litigation.

          (a)   In the event that "substantial" Infringing Third Party Sales are occurring in a country within the Region in which ROCHE or its Affiliates or an Authorized Distributor is selling a CHIRON Licensed Product (in each such country, the "Impacted Product"), and ROCHE has notified CHIRON pursuant to Section 13.1 of the existence of such infringement [***] (an "Infringement Notice"), then the provisions of this Section 13.2 shall apply. For purposes of this Section 13.2, an Infringing Third Party Sale shall be considered substantial in a country if the infringing third party achieves market share of at least [***] of the Aggregated Products in such country [***]. For purposes of this Section 13.2, [***]. For purposes of this Section 13.2, "Aggregated Products" means the number of CHIRON Licensed Products of the applicable Product Category and Competitive Products sold in a country, and "Competitive Products" means Products which are sold in the Field and which compete with a CHIRON Licensed Product sold by ROCHE or its Affiliates in a country.

          (b)   If the Infringement Notice identified an Impacted Product in a Major Country and CHIRON fails to institute legal action against the infringing party [***], [***] following receipt by CHIRON of the Infringement Notice and infringement is not otherwise abated; then ROCHE shall be relieved of the obligation to pay the portion of Earned Royalties set forth in Section 13.2(c) and all [***], with respect to the Impacted Product until such time as CHIRON institutes such legal action as described in this Section 13.2(b); provided, however, that CHIRON need not initiate or continue any such legal action, if, after reasonably diligent effort (including reasonably diligent effort by ROCHE if requested by CHIRON), CHIRON is unable to acquire admissible evidence sufficient to establish a prima facia case of infringement under the law of the applicable country.

          (c)   If CHIRON has not instituted such legal action at the end of such [***], to the extent required under Section 13.2(b), and such infringement is not otherwise abated, the Earned Royalty with respect to an Impacted Product shall be reduced by [***]. If, at the end of each [***] thereafter, CHIRON has not instituted such legal action, to the extent so required, and infringement is not otherwise abated, such Earned Royalties shall be reduced by [***] of the original Earned Royalties, such that if legal action required under Section 13.2(b) has not commenced and the infringement is not otherwise abated by the end of the [***] following receipt by CHIRON of the Infringement Notice [***] shall be payable hereunder with respect to the Impacted Product.

          (d)   The obligations to pay Earned Royalties and Minimum Royalties shall be reinstated on a prospective basis at such time as ROCHE receives written notice of the institution of legal action in accordance with Section 13.2(b) or the infringement is otherwise abated, all subject to Section 13.2(e).

          (e)   If legal action required under Section 13.2(b) has not been instituted and the infringement is not otherwise abated for more than [***] following receipt by CHIRON of the Infringement Notice, and if, as a result of the infringement, sales of the Impacted Product in a Major Country by ROCHE, its Affiliates or an Authorized Distributor have declined by [***] or more during the preceding [***], then upon reinstatement of Earned Royalties and Minimum pursuant to Section 13.2(d), the parties shall meet and confer regarding possible adjustments to the Earned Royalties and Minimum Royalties for the Impacted Product in view of such degradation of the market. The parties will discuss possible rate reductions, as well as a plan for reinstating the original economic expectations of the parties. It is expected that any agreement for reduction of Earned Royalties and Minimum Royalties will be phased out over time, so as to return to the Earned Royalties and Minimum Royalties set forth in Exhibit A. If the parties fail to reach agreement on any such adjustment, the matter shall be submitted for resolution by ADR, except that in the event of ADR, each party shall submit to the neutral a proposal with respect to adjustments pursuant to this Section 13.2(e). The neutral shall be empowered to choose one proposal or the other, but shall not be empowered to order any such adjustment other than as proposed by one of the parties.

        13.3    Cooperation.    ROCHE and its Affiliates shall cooperate with CHIRON in connection with any legal action referred to in this Article 13.

ARTICLE 14
OTHER EUROPEAN COMMUNITY PROVISIONS

        14.1    Competition Notification.    If either party (the "Notifying Party") elects to file a notification with respect to this Agreement (a "Notification") with the Competition Directorate of Commission of European Community (the "Commission") in accordance with regulations established by the Commission, the Notifying Party shall provide a non-confidential version of the final draft to the other party for comment at least thirty (30) days before making the filing and shall consider in good faith the modification thereto, if any, that the other party may propose. The other party shall execute all documents reasonably required by the Notifying Party and shall otherwise reasonably cooperate in connection with the Notification. The Notifying Party shall bear all costs incurred by it relating to the Notification.

        14.2    Reformation.    If, at any time during the Term, either party receives a request or other communication from the Commission with respect to the Notification (a "Request"), such party shall promptly inform the other of the nature of the Request. In the event that the Commission indicates in a Statement of Objection(s) that this Agreement will violate the provisions of Article 81 or 82 of the Treaty of Rome, then the parties shall amend this Agreement by making those minimal modifications necessary to satisfy the concerns of the Commission as set forth in the Statement of Objection(s). Notwithstanding the foregoing, the parties agree that ROCHE shall retain substantially the same license rights at substantially the same royalties as specified under this Agreement.

        IN WITNESS WHEREOF this Agreement has been executed by duly authorized officers of CHIRON and ROCHE as of the Effective Date.

CHIRON CORPORATION
By:	/s/ WILLIAM G. GREEN
Title:	SVP, General Counsel & Secretary
Date:	July 10, 2003
F. HOFFMANN-LA ROCHE LTD.
By:	/s/ HEINO VON PRONDZYNSKI
Title:	Head of Diagnostics
Date:	July 29, 2003
By:

Title:
Date:

ROCHE MOLECULAR SYSTEMS, INC.
By:	/s/ H. DREISMANN
Title:	President
Date:	July 18, 2003

HIV Exhibit A
Compensation to CHIRON

        1.    Earned Royalty.    In consideration of the licenses granted pursuant to Sections 2.1 and 2.3, ROCHE shall pay [***] of Net Sales of CHIRON Licensed Products, that would, [***].

Earned Royalties shall be payable quarterly, commencing with the Calendar Quarter ending [***], within sixty (60) days following the end of each Calendar Quarter, and shall be accompanied by a report pursuant to Article 4 of this Agreement.

        2.    (a) Minimum Royalty.    Notwithstanding the Earned Royalties due pursuant to Paragraph 1 of this Exhibit A, and subject to the adjustments referenced in this Exhibit A, royalties paid to CHIRON under this Agreement in any Calendar Quarter for Units of CHIRON Licensed Product Shipped (but excluding any Passive Sales of CHIRON Licensed Product which are the subject of the minimum royalty provisions set forth in Paragraph 2(b) below), shall not be less than a minimum royalty in such quarter (the "Minimum Royalty") calculated as follows:

The Minimum Royalty for each Calendar Quarter shall be the sum of the products obtained by multiplying (x) [***] in each category within the CHIRON Licensed Products (a "Product Category") in the Region times (y) the number of Units generated by each such CHIRON Licensed Product (which shall be determined assuming no pooled sample testing unless the provisions of Paragraph 2(b) of this Exhibit A are applicable) times (z) the applicable minimum amount (the "Minimum Royalty Amount"), each of which Minimum Royalty Amounts shall be calculated by the following equation:

[***]

Where:

        A equals [***] (the "Minimum Amount");

        B equals [***]; and

        C equals [***].

        Minimum Amount

Field:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Transplantation Field:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

          (b)   Passive Sales Royalty.

            (i)    Notwithstanding the foregoing, in the case of Passive Sales of CHIRON Licensed Products by ROCHE or an Affiliate or, to the extent provided and on the terms and conditions set forth in Section 12.3 (Cross Sales), the Minimum Royalty Amount will be equal to [***] ("Royalty Cap").

            (iii)  In the event that CHIRON institutes legal action against a Blood Screening End User for alleged infringement of the CHIRON Licensed Patents arising out of Home Brew Screening (as such term is defined in the Blood Screening Agreements) by such Blood Screening End User, [***].

          (c)   [***].

          (d)   The Minimum Royalty shall be determined on a [***].

          (e)   In the event that action by governmental pricing or reimbursement authority or other governmental agency in a country results in a requirement that ROCHE or its Affiliates sell a CHIRON Licensed Product [***] (after adjustment as provided in Paragraph 2(c) of Exhibit A), excluding for the purpose of calculating the impact of such price reduction any currency exchange rate fluctuations from the Effective Date (i.e., the calculation shall be made using the exchange rate in effect as of the Effective Date) [***]. If any such action or series of actions results in a requirement that ROCHE or its Affiliates sell a CHIRON Licensed Product [***] then at the request of ROCHE, the parties shall meet and reasonably consider greater adjustment to the Minimum Amount with respect to the CHIRON Licensed Product in that country. No adjustment shall be made to the Minimum Amount unless mutually agreed or determined pursuant to ADR as provided in this subparagraph 2(e).

    [***]

          (f)    Within sixty (60) days of the third anniversary of the Effective Date and every third anniversary thereafter during the Term of this Agreement the parties shall meet and reasonably consider adjustment to the Minimum Amount with respect to each CHIRON Licensed Product based on the average price increase if any for diagnostics products on an industry-wide basis in the Region over the prior three-year period; provided that no adjustment shall be made to any Minimum Amount unless mutually agreed or determined pursuant to ADR as provided in this subparagraph 2(f), and provided further that [***].

          (g)   Minimum Royalties shall be payable quarterly commencing with the Calendar Quarter ending [***], within sixty (60) days following the end of each Calendar Quarter. Such payment shall be accompanied by a report pursuant to Article 4 and shall be fully creditable against Earned Royalties payable pursuant to paragraph 1 of Exhibit A for the same Calendar Quarter.

          (h)   Notwithstanding anything set forth in this Exhibit A or in the Agreement, in the event that [***] or customers of [***] are making sales in the [***] of products which, but for the [***], respectively, would constitute an infringement of a Valid Claim of the CHIRON Licensed Patents, the parties will meet and consider what, if any, [***].

        3.    Single Royalty Per CHIRON Licensed Product.    Only one payment of Earned Royalty shall be due with respect to any Net Sales or only one payment of Minimum Royalty shall be due with respect to any Unit of CHIRON Licensed Product Shipped, irrespective of the number of patents or Valid Claims in the CHIRON Licensed Patents covering such CHIRON Licensed Product.

        4.    Most Favored License Adjustment.    In the event after the Effective Date that CHIRON enters into an [***], CHIRON shall promptly provide ROCHE a written summary of the applicable royalty terms thereof and, upon request, true copies of the applicable contract terms (including definitions and methods of calculating royalty amounts). ROCHE shall have the [***], on a prospective basis, only by giving written notice of such election to CHIRON written sixty (60) days of the receipt by ROCHE of notice from CHIRON; provided, however, that [***], but would otherwise retain all rights to most favored licensee status contained in this Agreement with respect to other Product Categories and countries.

        5.    Royalty Stacking.    If ROCHE's Aggregate Royalty Percentage exceeds [***] of Net Sales for a CHIRON Licensed Product, then:

          (a)   [***]

          (b)   [***]

            (i)    [***]

2

            (ii)   [***];

          (c)   [***].

          (d)   As utilized herein, "Aggregate Royalty Percentage" shall mean the [***] as per paragraph 1 of this Exhibit A and the [***].

        6.    Dispute Resolution.    Any dispute between CHIRON and ROCHE regarding whether any adjustment to or credits against Earned Royalties or Minimum Royalties under this Exhibit A is appropriate, and which the parties fail to resolve themselves may only be resolved by resort to the ADR provisions of Article 10. Until such dispute is resolved, ROCHE shall pay CHIRON the Earned Royalty or Minimum Royalty provided for herein without benefit of the applicable disputed adjustment on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.8.

3

Exhibit B—HIV

[***]

[***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

[***]

        [***]

[***]Exhibit C—HIV

[***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

        [***]

Exhibit D

Product Codes, HCV kits:

Description	SAP/Part No.	Max Labeled Capacity	Units	Controls

QUALITATIVE KITS
[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
QUANTITATIVE KITS
[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]

[Exhibit E—Page 1]

HIV Probes Royalty Report
Region ____:_________________
For the quarter ending _________

Product	Number of Product Sold	Units per Product	Units	Minimum Amount	Maximum Labeled Capacity	Minimum Royalty Amount	Minimum Royalty
HIV Quantitative
[SKU#1]
[SKU#2]
[SKU#3]
[SKU#4]
HCV Qualitative
[SKU#1]
[SKU#2]
[SKU#3]		[***]
[SKU#4]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]
HIV Genotyping	[***]	[***]	[***]	[***]
[SKU#1]		[***]	[***]	[***]
[SKU#2]
[SKU#3]
[SKU#4]
HIV Resistance
[SKU#1]
[SKU#2]
[SKU#3]
[SKU#4]
Total
*
[***]

[***][Exhibit E—Page 2]

HCV Probes Royalty Report
Region ____:_________________

For the quarter ending _________

Product	Sales	Deductions	Net Sales	Earned Royalty Rate	Earned Royalty	Royalty Payment Due
HCV Quantitative
[SKU#1]
[SKU#2]
[SKU#3]
[SKU#4]
HCV Qualitative
[SKU#1]						[***]
[SKU#2]						[***]
[SKU#3]	[***]				[***]	[***]
[SKU#4]	[***]	[***]			[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
HCV Genotyping	[***]	[***]			[***]	[***]
[SKU#1]	[***]					[***]
[SKU#2]						[***]
[SKU#3]
[SKU#4]
HCV Resistance
[SKU#1]
[SKU#2]
[SKU#3]
[SKU#4]

Total						[***]

HIV Exhibit F

[TO BE UPDATED]

Existing Licenses or Rights granted in the Field under the Licensed Patents as of the Effective Date

1.	[***]
2.	[***]
[***]
[***]
[***]
[***]
3.	[***]
[***]
[***]
4.	[***]
[***]
[***]
[***]

QuickLinks

  Exhibit 10.324
HIV PROBE LICENSE AND OPTION AGREEMENT—EUROPEAN UNION between CHIRON CORPORATION F. HOFFMAN-LA ROCHE LTD. and ROCHE MOLECULAR SYSTEMS, INC.
HIV PROBE LICENSE AND OPTION AGREEMENT—EUROPEAN UNION TABLE OF CONTENTS
BACKGROUND
ARTICLE 1 DEFINITIONS
ARTICLE 2 LICENSE GRANTS
ARTICLE 3 PAYMENTS. ROYALTIES
ARTICLE 4 RECORDS AND REPORTS
ARTICLE 5 OTHER ACTIONS
ARTICLE 6 REPRESENTATIONS AND WARRANTIES
ARTICLE 7 TERM AND TERMINATION
ARTICLE 8 CONFIDENTIALITY
ARTICLE 9 INDEMNITY
ARTICLE 10 ALTERNATIVE DISPUTE RESOLUTION
ARTICLE 11 MISCELLANEOUS
ARTICLE 12 FIELD RESTRICTIONS AND OTHER COVENANTS
ARTICLE 13 INFRINGEMENT BY ThIRD PARTIES
ARTICLE 14 OTHER EUROPEAN COMMUNITY PROVISIONS
HIV Exhibit A Compensation to CHIRON
Exhibit B—HIV Page 1 of 1
[***] Exhibit C—HIV Page 1 of 1
Exhibit D
[Exhibit E—Page 1] HIV Probes Royalty Report Region ____:_________________ For the quarter ending _________
HIV Exhibit F